As filed with the Securities and Exchange Commission on September 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sphere 3D Corp.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Ontario, Canada	98-1220792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

895 Don Mills Road, Bldg. 2, Suite 900
Toronto, Ontario, M3C1W3, Canada

(858) 571-5555

(Address and telephone number of registrant’s principal executive offices)

Peter Tassiopoulos

Chief Executive Officer

895 Don Mills Road, Bldg. 2, Suite 900

Toronto, Ontario, Canada M3C 1W3

(858) 571-5555

(Name, address, and telephone number of agent for service)

Copies to:

M. Ali Panjwani, Esq.

Eric M. Hellige, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Telephone:  (212) 326-0846

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-259092

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(3)
Common Shares, no par value per share
Preferred Shares, no par value per share
Debt Securities
Warrants
Units
Total	$50,000,000	$5,455

(1)	The securities being registered also include such indeterminate number of securities as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflects the maximum offering price of securities registered hereunder.

The registrant previously registered an indeterminate number of (i) ordinary shares, no par value per share, (ii) preferred shares, no par value per share, (iii) debt securities, (iv) warrants, (v) rights and (vi) units, as shall have an aggregate initial offering price not to exceed $250,000,000 or such lesser aggregate amount permitted under General Instruction I.B.5 to Form F-3 under the Securities Act., pursuant to a prior registration statement (“Prior Registration Statement”) on Form F-3 (File No. 333-234660) filed on August 26, 2021, which was declared effective on September 2, 2021.

As of the date of this registration statement, the maximum aggregate offering price of securities that remain to be issued in the primary offering pursuant to the Prior Registration Statement is $250,000,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is $50,000,000, which represents no more than 20% of the maximum aggregate offering price of securities remaining to be issued in the primary offering pursuant to the Prior Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Sphere 3D Corp. is filing this registration statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) and General Instruction IV of Form F-3, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the registration statement on Form F-3 (File No. 333-259092) of Sphere 3D Corp., which was declared effective by the Commission on September 2, 2021, including all amendments, supplements and exhibits thereto and each of the documents filed by the registrant with the Commission and incorporated or deemed to be incorporated therein, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits

All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form F-3 (File No. 333-259092) are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for the following, which are filed herewith.

Exhibit No.	Description

5.1	Opinion of Meretsky Law Firm regarding the validity of the securities.

5.2	Opinion of Pryor Cashman LLP regarding the validity of the securities.

8.1	Opinion of Meretsky Law Firm regarding certain Ontario tax matters (included in Exhibit 5.1).

23.1	Consent of Smythe LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Meretsky Law Firm (included in Exhibit 5.1).

23.3	Consent of Pryor Cashman LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page to the Registration Statement on Form F-3 (SEC Registration No. 333-259092)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on September 2, 2021.

Sphere 3D Corp.

By:	/s/ Peter Tassiopoulos
Name:	Peter Tassiopoulos
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on September 2, 2021.

Signature	Title

/s/ Peter Tassiopoulos	Chief Executive Officer and Director
Name: Peter Tassiopoulos	(Principal Executive Officer)

/s/ Kurt L. Kalbfleisch	Chief Financial Officer
Name: Kurt L. Kalbfleisch	(Principal Financial and Accounting Officer)

/s/ *	Director
Name: Vivekanand Mahadevan

/s/ *	Director
Name: Duncan McEwan

/s/ *	Director
Name: Patricia Trompeter

*By:	/s/ Kurt Kalbfleisch
Kurt Kalbfleisch, Attorney-In-Fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Sphere 3D Corp., has signed this registration statement or amendment thereto in the United States on September 2, 2021.

By:	/s/ Kurt L. Kalbfleisch
Name:	Kurt L. Kalbfleisch
Title:	Chief Financial Officer